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                                                                    Exhibit 23.3

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of USN Communications, Inc.:

We consent to the incorporation by reference in Registration Statement No. 333-75027 of CoreComm Limited on Form S-8 of our report dated March 9, 1998, relating to the consolidated financial statements of USN Communications, Inc. and subsidiaries for the years ended December 31, 1997 and 1996, appearing in this Form 8-K/A of CoreComm Limited.

Deloitte & Touche LLP
Chicago, Illinois
July 7, 1999